Exhibit 99(a)(1)(D)

NOTICE OF TENDER CANCELLATION

Pursuant to the Offer to Purchase Dated

March 3, 2023

LADIES AND GENTLEMEN,

The undersigned hereby withdraws the tender of its Shares to IDR Core Property Index Fund Ltd. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated _______________________, 20____. This tender was in the amount of                                      Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Tender Cancellation of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

For Individual Investors and Joint Tenants

IMPORTANT: Signature of investors(s) or authorized person(s) should be exactly as appeared on subscription agreement.

Signature of Investor(s) Authorized Person(s)____________________________________________________________

Name of Signatory (Please print)_______________________________________________________________________

Title of Authorized Person (Please print)_________________________________________________________________

Signature of Investor(s) Authorized Person(s)____________________________________________________________

Name of Signatory (Please print)_______________________________________________________________________

Title of Authorized Person (Please print)_________________________________________________________________

For Other Investors

Signature of Investor(s) Authorized Person(s)________________________________________________________

Name of Signatory (Please print)___________________________________________________________________

Title of Authorized person (Please print)_____________________________________________________________